SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

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Atwood Minerals & Mining Corp.
(Name of Registrant as Specified In Its Charter)

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ATWOOD MINERALS & MINING CORP.
63 Main Street, #202
Flemington, New Jersey 08822

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

May 24, 2010

A majority of the shareholders of Atwood Minerals & Mining Corp., have taken action by written consent to approve an amendment to our Articles of Incorporation, which amendment will change our corporate name to “Phreadz, Inc.”

Shareholders of record at the close of business on April 28, 2010 will be entitled to notice of this shareholder action by written consent.  Since the actions will be approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited.  We anticipate that the name change will become effective on or after June 14, 2010.

/s/ Gordon Samson

Gordon Samson
Chief Financial Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

ATWOOD MINERALS & MINING CORP.

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Shareholders holding a majority of the voting power of the company took action by written consent on April 28, 2010 for the purpose of approving an amendment to the company’s certificate of incorporation (the “Charter Amendment”) to change the company’s corporate name to “Phreadz, Inc.”

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters.  As of April 28, 2010, there were 53,306,224 shares of our common stock outstanding Accordingly, there are 53,306,224 votes outstanding.  Shareholders of record at the close of business on April 28, 2010, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of common stock.

On April 28, 2010, holders of the voting rights with respect to 46,531,424 shares of our common stock (encompassing all officers, directors and 5% holders) delivered written consents to us adopting the proposals set forth herein.  For a detailed breakdown of such holders please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us.  We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 28, 2010  by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.  A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right.  Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.  Except as otherwise listed below, the address of each person is c/o Atwood Minerals and Mining Corp., 63 Main Street, Flemington, New Jersey

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class(1) (2)

5% or Greater Stockholders:

GJD Holdings LLC 18632 Via Catania Rancho Santa Fe, CA (3)	Common Stock	6,460,800	12.12

Professional Capital Partners, Ltd 1400 Old Country Road, Suite 206 Westbury, NY 11590	Common Stock	5,325,824	9.9%

GJ Daou & Company LLC 18632 Via Catania Rancho Santa Fe, CA (4)	Common Stock	4,960,000	9.30

Groupmark Financial Services, Ltd. Jianwai Soho 39 East 3rd Ring Road, Building 4, Room 1104 Chaoyang District, Beijing PR China 100738	Common Stock	4,635,000	8.70

Directors and Named Executive Officers:

Jonathan Kossmann	Common Stock	6,489,000	12.17

Jacques Krischer	Common Stock	6,240,000	11.71

Georges Daou (3), (4), (5)	Common Stock	11,420,800	21.42
Gordon Samson	Common Stock	1,000,000	*
Greg Goldberg (6)	Common Stock	0	*

All directors and executive officers as a group (5 persons):	Common Stock	25,149,800	47.18%

*Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of April 28, 2010, (the Record Date) are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2) Based upon 53,306,224 shares of common stock issued and outstanding April 28, 2010.

(3) Georges Daou is the Manager and sole member of GJD Holdings, LLC and as such has the power to direct the vote and disposition of these shares.

(4) Georges Daou owns 64.632% of of GJDaou & Company, LLC and is the sole Manager of such Company.  Mr. Daou has the power to direct the vote and disposition of the shares owned by GJDaou & Company, LLC.  Mr. Daou disclaims beneficial ownership of all but 3,205,744 of these shares.

(5)  Pursuant to the terms of Mr. Daou’s employment agreement, he is entitled to receive (i) an option to purchase $375,000 worth of securities to be issued by the Company in its first equity financing following consummation of the Acquisitions (such option conditioned on the closing of any such financing) and (ii) an option to purchase up to 5% of the Company’s common stock on a fully diluted basis upon the Company’s establishment of  an employee stock option plan, with such option to vest over 36 months.
(6) Mr. Goldberg is a director of PCPM GP, LLC, the general partner of Professional Capital Partners, Ltd..

PROPOSAL 1
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO CHANGE OUR
NAME TO
PHREADZ, INC.

Introduction

On April 28, 2010, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to change our name to “Phreadz, Inc.”  Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders.  On April 28, 2010, the holders of approximately 87% of our voting stock approved by written consent the amendment of our articles of incorporation to change our name to “Phreadz, Inc.”  A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Effective Time of the Name Change

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the name change with the Secretary of State of Nevada.  This amendment to our certificate of incorporation will become effective at the close of business on the date the amendment to the certificate of incorporation is accepted for filing by the Secretary of State of Nevada.  It is presently contemplated that such filing will be made within the first two weeks of June 2010.

 Reasons for the Name Change

Our board of directors feels that this name change is in our best interest.  In light of Phreadz USA, LLC and Universal Database of Music USA, LLC becoming our sole operating subsidiaries, the name “Atwood Minerals & Mining Corp.” no longer accurately reflects the company’s operations and interests.  For a more detailed description of these acquisitions, please see “RECENT CHANGES—CHANGE OF CONTROL—Acquisitions of Phreadz USA, LLC and Universal Database of Music USA, LLC.”

Transfer Agent

Our transfer agent is Island Stock Transfer, 100 Second Avenue South, Suite 705S, Saint Petersburg, FL, 33701.

You are not required to exchange your certificate(s) of Atwood Minerals & Mining Corp. for new stock certificates reflecting our new name of Phreadz, Inc., although you may do so if you wish.

RECENT CHANGES

CHANGE OF CONTROL

Acquisitions of Phreadz USA LLC and Universal Database of Music USA LLC

Phreadz Securities Purchase Agreement

On April 21, 2010, we entered into a Securities Purchase Agreement (the “Phreadz Purchase Agreement”) with each of the members of Phreadz USA LLC, a Nevada limited liability company (“Phreadz”), pursuant to which, on the Closing Date (as defined below), we acquired all of the outstanding membership interests of Phreadz in exchange for 21,659,200 shares of our common stock, at which time Phreadz became our wholly owned subsidiary (the “Phreadz Acquisition”).

As a condition to the closing of the Phreadz Acquisition, on the Closing Date 32,712,176 shares of our issued and outstanding common stock previously held by certain stockholders were cancelled pursuant to the terms of the Phreadz Purchase Agreement (the “Cancelled Shares”).

UDM Securities Purchase Agreement

In addition, on April 21, 2010, we entered into a Securities Purchase Agreement (the “UDM Purchase Agreement”) with each of the members of Universal Data Base of Music USA, LLC, a Nevada limited liability company (“UDM”), pursuant to which we acquired all of the outstanding membership interests of UDM in exchange for 21,659,200 shares of our common stock, at which time UDM also became our wholly owned subsidiary (the “UDM Acquisition,” and together with the Phreadz Acquisition, the “Acquisitions”).  The Phreadz Purchase Agreement and the UDM Purchase Agreement are sometimes referred to herein collectively as the “Purchase Agreements.”

In addition, as a condition to the closing of the UDM Acquisition, on the Closing Date, the Cancelled Shares will be cancelled.

On April 27, 2010 (the “Closing Date”) and pursuant to the terms and conditions of the Purchase Agreements, we: (i) consummated the Acquisitions, and (ii) each of Phreadz and UDM became our wholly owned subsidiary. More specifically, pursuant to and in connection with the Purchase Agreements:

•
in exchange for 100% of the issued and outstanding membership interests of Phreadz, we issued to the holders of the Phreadz membership interests an aggregate of 21,659,200 shares of our common stock; and

•	in exchange for 100% of the issued and outstanding membership interests of UDM, we issued to the holders of the UDM membership interests an aggregate of 21,659,200 shares of our common stock.

•	in addition, pursuant to the terms of the Purchase Agreements, the Cancelled Shares were cancelled.

As a result, on the Closing Date, beneficial ownership of our common stock was as follows:

•	The holders of UDM and Phreadz membership interests acquired in the aggregate beneficial ownership of approximately 81.26% of our issued and outstanding common stock;

•
The holders of our common stock immediately prior to the consummation of the Acquisitions continued to hold approximately 18.74% of our issued and outstanding common stock after the completion of the Acquisitions.

Change Resulting from the Acquisitions

Following the Acquisitions, the Company intends to conduct the business described under the Section of our Current Report on Form 8-K dated April 21, 2010 (and filed on April 27, 2010)  under the heading “Item 1.—Business—The Business of Phreadz and UDM” as its sole business.  In addition, the Company has relocated its principal executive offices to 63 Main Street #202, Farmington, New Jersey, 08822 and its telephone number is (908) 968-0838.

Change in Directors Serving on our Board

In connection with the Acquisitions, the number of directors serving on our Board of Directors (the “Board”) increased from one director to three directors and Georges Daou and Gordon Samson were appointed to fill the vacancies and serve on our Board.

Change in Control and Shell Company Status

As a result of the Acquisitions, we experienced a change in control and ceased to be a “shell” company as defined in Rule 12b-2 promulgated under the Exchange Act.

Accounting Treatment

The Acquisitions are being accounted for as a reverse acquisition and recapitalization of the Company for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Acquisitions will be those of Phreadz and UDM and will be recorded at the historical cost basis of Phreadz and UDM, and the consolidated financial statements after completion of the Acquisitions will include the assets and liabilities of the Company, Phreadz and UDM, as well as the historical operations of Phreadz and UDM and operations of the Company from the Closing Date.

For a full description of the Purchase Agreements and the transactions relating thereto, please refer to our Current Report on Form 8-K dated April 21, 2010 and filed with the Securities and Exchange Commission on April 27, 2010.

By Order of the Board of Directors

/s/ Gordon Samson
Gordon Samson
Chief Financial Officer

May 24, 2010
Flemington, NJ

APPENDIX A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation:
Atwood Minerals & Mining Corp.

2.	The articles have been amended as follows: (provide article numbers, if available)
Article 1. of the corporation’s Articles of Incorporation is amended to read in its entirety as follows:

“1.  Name of Corporation:  Phreadz, Inc.”

3.            The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:87%

4.	Effective Date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

Signature of Officer

A-1